Exhibit 99.1

Citadel Broadcasting Corporation

FOR IMMEDIATE
RELEASE

CITADEL BROADCASTING ANNOUNCES

APPOINTMENT OF RANDY L. TAYLOR AS CHIEF FINANCIAL OFFICER

Las Vegas, Nevada, March 4, 2008 — Citadel Broadcasting Corporation (NYSE:CDL) announced the appointment of Randy L. Taylor as the Company’s Chief Financial Officer.

Mr. Taylor commented, “I am looking forward to my expanded role and in continuing to contribute to Citadel, which I have been part of for many years”.

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information visit www.citadelbroadcasting.com.

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citadel Broadcasting Corporation’s filings with the Securities and Exchange Commission.

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670